CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Barry Lamperd, President of Lamperd Less Lethal Inc. hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-QSB of Lamperd Less Lethal Inc. for the interim period ended March 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Lamperd Less Lethal Inc.

Dated: May 20, 2005

/s/ Barry Lamperd

Barry Lamperd

President

(Principal Executive Officer, Principal Financial

Officer and Principal Accounting Officer)